SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:
     |X| Preliminary Information Statement |_| Confidential, for Use of the
                        Commission Only (as permitted by
                                Rule 14c-5(d)(2))

                      |_| Definitive Information Statement


                             FUN CITY POPCORN, INC.
                 ----------------------------------------------
                (Name Of Registrant As Specified In Its Charter)



               Payment of Filing Fee (check the appropriate box):

                              |_| No fee required.

    |X| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
(4) Proposed maximum aggregate value of transaction: $ 460,000
(5) Total fee paid: $108

               |_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, other Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                             FUN CITY POPCORN, INC.
                               3395 W. Pinks Place
                             Las Vegas, Nevada 89102

                   INFORMATION STATEMENT AND NOTICE OF ACTION
                     TAKEN WITHOUT A MEETING OF STOCKHOLDERS

     This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being mailed on or about November 24, 2003 by the Board of Directors (the "Board") of Fun City Popcorn, Inc., a Nevada corporation (the "Company"), to the stockholders of the Company to provide information with respect to an action taken by written consent of the holders of a majority of the outstanding shares of the Company's common stock (the "Common Stock") that were entitled to vote on such action.

     As set forth in greater detail herein, the written consent approves the sale of substantially all of the Company's assets for $460,000 pursuant to an asset purchase agreement dated September 30, 2003 (the "Asset Purchase Agreement") by and between the Company and Fun City Foods, Inc., a non-affiliate (the "Purchaser"). This Information Statement is furnished solely for the purpose of informing the Company's stockholders of this corporate action in the manner required by the Securities Exchange Act of 1934.

     On September 30, 2003 the Company's Board of Directors approved the sale subject to stockholders' approval. On the same date, pursuant to the Asset Purchase Agreement, three of the Company's stockholders, holding an aggregate of 1,457,832 shares, or 77.1% of the outstanding Common Stock, executed a Stockholders' Consent voting in favor of approval of the Asset Purchase Agreement. The names of these stockholders voting in favor of the Asset Purchase Agreement and their shareholdings are as follows:
                      Number of Shares Held And      Percentage of Outstanding
Name                  Voted In Favor of Approval           Common Stock
----                  --------------------------     -------------------------

Timothy E. Evon                 698,166                        36.9
Thomas J. Evon                  698,166                        36.9
William H. Hamen                 61,500                         3.2


     November 21, 2003 is the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of the Record Date, there were 1,891,579 shares of Common Stock issued and outstanding and held by approximately 605 holders of record. Pursuant to the Company's Articles of Incorporation, each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders.

     You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C and
Schedule 14C thereunder. The transaction will not be consummated or become effective until at least twenty calendar days after the mailing of this Information Statement.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      SUMMARY OF THE INFORMATION STATEMENT

     The following is a summary of the material terms of the transaction contemplated by the Asset Purchase Agreement. The discussion of the material terms of the transaction is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit A and incorporated herein by reference. In addition, a more detailed discussion of the transaction follows the summary of this Information Statement. Capitalized terms not otherwise defined herein have the meanings given to them in the Asset Purchase Agreement.

     Sale of Assets. The Company has agreed to sell substantially all of its assets which constituted the Fun City Popcorn snack food business ("Business"). Based upon the Company's financial results, the Board of Directors has determined that a redeployment of the funds generated from the sale or a distribution of the Funds to the Company's stockholders would be in the best interests of the Company's stockholders.

     Purchase Price. The Purchaser has agreed to pay $460,000 for the Business.

     The Company's Business After the Sale; Consequences to Stockholders. After the sale, the Company will not have an operating asset. The funds generated from the sale of the Business will be redeployed in another business or distributed to the Company's stockholders on a pro rata basis based upon their share ownership.

     Liquidity of Common Stock; Public Reporting. The Company's Common Stock will continue to trade on the OTC Bulletin Board, and the Company will continue to file reports with the Securities and Exchange Commission. The liquidity and the public market for the Company's Common Stock are not expected to be substantially impacted, as there was only a limited market for the Common Stock prior to the transaction.

     Fairness Opinion. The Company did not purchase a fairness opinion but retained the services of a local business broker to represent it in connection with the sale. The business broker agreed that the sale price of the Business was fair.

     Representations and Warranties. The Company made various representations and warranties to the Purchaser regarding, among other things, such items as its organization and good standing; the validity and enforceability of the Asset Purchase Agreement; the accuracy of its books and records; obtaining required consents; absence of conflicts with other agreements; litigation; employee matters and the accuracy of financial statements. The Purchaser also made customary representations and warranties to the Company.

     Covenants. The Company has made certain covenants to the Purchaser including covenants regarding the operation of the Business, non-solicitation of employees and non-competition.

     Closing Conditions. The transaction was closed in escrow pending notice to stockholders, with the Purchaser managing the Business on an interim basis until such notice is completed.

     Termination. The Asset Purchase Agreement will terminate at the Purchaser's election if this Information Statement is not sent to stockholders by March 31, 2004.

     Indemnification. Each of the Company and the Purchaser has agreed to indemnify the other for certain losses incurred in connection with a breach by the indemnifying party of its representations, warranties or covenants under the Asset Purchase Agreement and certain other matters.

                           FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain information included in this Information Statement and other materials filed with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward looking, such as statements relating to the proposed transaction, expectations, beliefs and future plans of the Company. Such forward-looking statements involve important known and unknown risks and uncertainties that could cause actual results and liquidity to differ materially from those expressed or anticipated in any forward-looking statements. Such risks and uncertainties include, but are not limited to, expenses incurred in the course of the transaction; failure of any of the parties to meet the closing conditions or otherwise consummate the transaction; changes in the use of the proceeds from the sale; liabilities and indemnification obligations which may be incurred by the Company in connection with the transaction; actions taken or omitted to be taken by third parties, including the Company's customers, suppliers, competitors, and stockholders, as well as legislative, regulatory, judicial, and other governmental authorities; the loss of any licenses or permits or the Company's failure to renew gaming or liquor licenses on a timely basis; general economic conditions; changes in gaming laws, regulations or taxes; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and, as such, speak only as of the date made. The Company undertakes no obligation to revise publicly these forward-looking statements to reflect subsequent events or circumstances.

                       NO DISSENTERS' RIGHTS OF APPRAISAL

     There is no provision in the Nevada General Corporation Law or the Company's charter documents providing the Company's stockholders with dissenters' rights of appraisal to receive an agreed upon or judicially appraised value for their shares of Common Stock in connection with the transaction described in this Information Statement.

                       BACKGROUND AND REASONS FOR THE SALE

     The provisions of the Asset Purchase Agreement are the result of arm's length negotiations conducted among representatives of the Company and the Purchaser and their respective legal and financial advisors. The Company's Board of Directors decided over one year ago to seek a buyer for the Business if management was unable to generate increased revenue and profitability. Although the Company reported a small profit for the year ended September 30, 2002, revenue was lower for the year and the Board of Directors did not feel that the Company's performance was adequate to justify continued ownership of the Business by the Company.

Description of the Business of the Company

     The Company provides and distributes snack foods, such as popcorn, candy, cookies, nuts, potato chips and beverages in the Las Vegas, Nevada area. The Company also offers popcorn and nacho cheese machines to customers willing to offer its popcorn and nacho cheese products.

Description of Business of the Purchaser

     The Purchaser, Fun City Foods, Inc., was recently formed as a Nevada corporation to purchase the assets of the Company.

Reasons for the Sale

     As indicated above, the Company's Board of Directors has concluded that it would be in the best interests of the Company's stockholders to redeploy the Company's assets by either selling the assets and investing the Funds in a new business or distributing the sale proceeds to the stockholders.

                          DESCRIPTION OF THE ASSET SALE

Corporate Action

     On September 30, 2003 the Company's Board of Directors authorized the sale of substantially all of the Company's assets to Fun City Foods, Inc. On the same date, the Company's three largest stockholders delivered their written consent to approve the Asset Purchase Agreement.

Consequences to Stockholders

     Upon the consummation of the transaction, the Company will not have an operating asset. The Company will either redeploy the funds to acquire or develop a new business or distribute the funds to the Company's stockholders on a pro rata basis.

Stockholder Vote Required to Approve the Transaction

     Pursuant to Section 78.565 of the Nevada General Corporation Law, approval of the sale of substantially all of the Company's assets requires the vote of a majority of the Common Stock. The Board and the holders of 77.1% of the Common Stock have approved the Asset Purchase Agreement. All required corporate and stockholder approvals for the sale were obtained on September 30, 2003.

Interests of Certain Persons in the Transaction

     The Company's former President will continue as an executive officer of Fun City Foods, Inc. pursuant to a two-year employment agreement for a salary of $52,000 per year and may earn up to a 5% stock ownership in Fun City Foods, Inc. vesting at 1% per year of employment. The President is not a stockholder of the Company.

Terms of Asset Purchase Agreement

     The following is a summary of the material provisions of the Asset Purchase Agreement. The following description of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Asset Purchase Agreement, which is attached as Exhibit A to this Information Statement and is incorporated in this Information Statement by reference. You are urged to read the Asset Purchase Agreement carefully and in its entirety. Capitalized terms not otherwise defined herein, shall have the meanings given to them in the Asset Purchase Agreement.

     Sale of Business. The Company will transfer all of its right, title and interest in and to the Business to Fun City Foods, Inc.

     Purchase Price/Consideration. The Purchaser has agreed to pay $460,000 for the Business.

     Representations and Warranties. The Company has made representations and warranties in favor of the Purchaser that relate to a number of matters, including:

  o due organization and good standing of the Company;
  o books and records of the Company;
  o due authorization, execution and delivery of the Asset Purchase Agreement by the Company;
  o validity and enforceability of the Asset Purchase Agreement against the Company;

  o having obtained any necessary consents, approvals or authorizations required in connection with the transaction;
  o absence of any breach, violation or conflict with any instrument, indenture, court order or ruling of any governmental authority or any applicable laws that would prevent the consummation of the transaction;
  o tangible personal property owned or leased by the Company;
  o leased real property held by the Company;
  o condition of the real and personal property leased by the Company;
  o compliance with applicable laws in the operation of the Business;
  o compliance with environmental laws;
  o timely filing of tax returns and payment of all taxes due;
  o material litigation;
  o material contracts of the Company;
  o intellectual property rights of the Company;
  o insurance policies and coverages held by the Company;
  o labor and employment matters and employee benefit plans;
  o bank accounts and safe deposit boxes of the Company;
  o inventory;
  o financial statements delivered to the Purchaser;
  o recent material changes or events;
  o broker's or finder's fees;
  o completeness and accuracy of the disclosures made by the Company.

The Purchaser made representations and warranties in favor of the Company that relate to a number of matters, including:

  o due organization and good standing;
  o due authorization, execution and delivery of the Asset Purchase Agreement by the Purchaser;
  o validity and enforceability of the Asset Purchase Agreement against the Purchaser;
  o absence of any breach, violation or conflict with any instrument, indenture, court order or ruling of any governmental authority or any applicable laws that would prevent the consummation of the transaction;
  o completion of the necessary financing to pay the purchase price for the Business; and
  o broker's fee or finder's fee.

     The representations and warranties in the Asset Purchase Agreement are not easily summarized. You are encouraged to refer to the sections of the Asset Purchase Agreement entitled "Representations and Warranties of Seller" and "Representations and Warranties of Purchaser."

     Covenants. The Company agreed to allow the Purchaser to operate the Business until 20 days after delivery is made of this Information Statement to the Company's stockholders. During this time, the Purchaser is responsible for all losses and entitled to all profits generated by the Business.

     The Company agreed not to compete with the Business as it was constituted on September 20, 2003 for at least two years.

     The agreements related to the conduct of the Business in the Asset Purchase Agreement are complicated and not easy to summarize. You are encouraged to refer to the sections of the Asset Purchase Agreement entitled "Certain Agreements and Covenants of the Parties" and "Interim Management Provisions."

     Conditions to the Obligations of the Purchaser. The Purchaser's obligation to consummate the transaction was subject to the prior satisfaction or waiver of the following conditions:

  o no material adverse change to the Business;
  o the representations and warranties of the Company were true and correct in all material respects;
  o the Company has materially complied with and performed all covenants;
  o no litigation has been instituted to enjoin or challenge the legality or validity of the transaction which relates to the Asset Purchase Agreement;
  o the parties have obtained all specified required consents;

     Conditions to the Obligations of the Company. The Company's obligation to consummate the transaction was subject to the prior satisfaction or waiver of the following conditions:

  o the representations and warranties of the Purchaser were true and correct in all material respects;
  o the Purchaser has materially complied with and performed all covenants;
  o no litigation has been instituted to enjoin or challenge the legality or validity of the transaction which relates to the Asset Purchase Agreement;

     Termination and Termination Fees. The Asset Purchase Agreement was closed in escrow, pending the Company's stockholders' approval. Accordingly, the Asset Purchase Agreement may only be terminated, at the Purchaser's election, if this Information Statement is not sent to stockholders by March 31, 2004.

Material United States Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences of the sale of stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, existing Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. This summary does not address the effect of federal estate and gift tax laws nor any state, local or foreign tax laws that may be applicable. Each of the Company's stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to them of the sale of the stock and the other transactions discussed herein.

     The sale of the Business will be treated as a taxable sale of the assets by the Company. In the event the Company distributes the proceeds from the sale of the Business to its stockholders, such proceeds will be taxable to the stockholders as a dividend and will be taxed at the 15% tax rate.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of the Record Date concerning stock ownership of the Company's Common Stock by all persons known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock, by each director and by all directors and officers as a group.

     Except as otherwise noted, the persons named in the table own the shares beneficially and of record and have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws, where applicable. Each stockholder's address is in care of the Company at 3395 W. Pinks Place, Las Vegas, Nevada 89102. The table also reflects all shares of Common Stock which may be acquired within 60 days from the date hereof upon exercise of stock options or common stock purchase warrants.

                             Number of Shares of
                            Common Stock Owned of                 Percent of
Name                       Record and Beneficially            Common Stock Owned
----                       -----------------------            ------------------

Timothy E. Evon                   698,166                            36.9%
Thomas J. Evon                    698,166                            36.9%
William H. Hamen                   61,500                             3.2%
Cede & Co.                        190,394                             7.9%
All officers and
directors as a
group (3 persons)               1,457,832                            77.1%

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     This discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto set forth elsewhere herein.

Results Of Operations

     The Company's revenues are derived principally from the sale and distribution of food products. Revenues for the fiscal quarter ended June 30, 2003, increased to $459,774 from $453,753 in the same period last year.

     Cost of goods sold increased by 7.5% of sales due to an across the board increase in candy costs. Of the 400 items that the Company sells, candy accounts for more than 25% of those items. Due to agreements in place, price adjustments could not be made in time to avoid a gross margin drop for the period. Prices are being adjusted as the bids come due for renewal. All prices will be adjusted before the end of the fiscal year, bringing margins on those items back into line. Other items affecting gross margin were the sales of nacho cheese to a large food service distributor at a low margin defined by the cheese manufacturer. Those low margin (8%) sales totaled $13,000 for the quarter and $37,000 for the nine month period but have ceased and will not be continued.

     Operating expenses in the three month period ended June 30, 2003, increased $16,841 to $135,884 from $119,043 in the year ago period. The largest factors in the increased expenses were accounting fees which were up $6,500 in the quarter and $30,555 for the nine months. Accounting fees increased as a result of the spin-off of the Company from Tone Products, Inc., its parent. An additional delivery driver was added early in the year and removed in the third quarter, which added $13,254 to wages.

     Net income for the fiscal quarter ended June 30, 2003 decreased $42,054 to $(10,495) from $31,559 due to the decrease in gross margin and increase in expenses. Diluted earnings per share went to $0.02 from $(0.01) in the year ago period.

     Revenues for the nine month period ended June 30, 2003 increased to $1,463,185 from $1,341,162 last year. Revenue increases were a result of the rebounding Las Vegas tourism market. Increases were a result of higher volume not an increase in prices. Increases in volume were approximately equal in all categories of items sold.

     Cost of goods sold increased by 3.6% of sales due to the above price issues and discontinued low margin sales.

     Operating expenses in the nine month period ended June 30, 2003, increased $68,291 to $410,588 from $342,297 in the year ago period. Responsible for the overall increase in expenses were accounting fees of $30,555. Unusual or non-recurring increases include an increase in wages of $13,254 for a temporary delivery driver and increased delivery vehicle repair expense of $9,563.

     Net income for the nine month period ended June 30, 2003 decreased $64,331 to $556 from $64,887. Diluted earnings per share went to $0.00 from $0.03 in the year ago period.

Liquidity And Capital Resources

     The Company has access to $100,000 in traditional lines of credit which the Company believes is sufficient to meet the Company's cash needs. The Company had not made any material commitments for capital expenditures as of August 13, 2003 and believes it has sufficient cash resources to meet its needs.



                              PRO FORMA INFORMATION



                                             FUN CITY POPCORN, INC.
                          Balance Sheet and Supplementary Proforma Illustration of the
                      Effects of the Sale of Substantially all of the Company's Operations
                                            June 30, 2003 (Unaudited)



                                                            Historical              Proforma         Proforma
                                                           June 30, 2003           Adjustments    June 30, 2003
                                                             ---------              ---------       ---------

                                                     Assets

Current assets:
      Cash and equivalents                                   $  61,154    (A)       $    --         $ 523,154
      Accounts receivable, trade net                            93,629                   --            93,629
      Finished goods inventory, net                            248,808    (A)            --           248,808
      Income tax overpaid                                        9,566    (A),(B)      (9,566)           --
      Deferred tax asset                                         4,034    (B)          (1,994)          2,040
      Other current assets                                       6,669    (A)            --             6,669
                                                             ---------              ---------       ---------
         Total current assets                                  423,860                (11,560)        412,300
 Property and equipment, net                                    59,790    (A)            --           (59,790)
 Other assets                                                    7,947    (A)            --            (7,947)
                                                             ---------              ---------       ---------
 Total assets                                                $ 491,597              $ (11,560)        480,037
                                                             =========              =========       =========


                                      Liabilities and Shareholders' Equity


 Current liabilities:
       Line of credit                                        $  49,829    (A)            --           (49,829)
       Accounts payable - trade                                 39,388    (A)            --           (39,388)
       Accrued expenses                                          6,162    (A)            --            (6,162)
       Income taxes payable, current                              --      (B)         110,270       $ 110,270
       Notes payable, current portion                            8,955    (A)            --            (8,955)
                                                             ---------              ---------       ---------
          Total current liabilities                            104,334                110,270         214,604

 Long term liabilities:
      Deferred tax liability                                     2,451    (B)          (2,451)           --
      Note payable, net of current maturities                   12,687    (A)            --           (12,687)
      Note payable - related party                             104,500    (A)            --         ( 104,500)
                                                             ---------              ---------       ---------
 Total liabilities                                             223,972                107,819         331,791

Commitments and contingencies
  Shareholders' equity:
       Preferred stock; $0.01 par value; 5,000,000
          shares authorized; no shares issued and
          outstanding at June 30, 2003                            --                     --              --
       Common stock; $0.01 par value; 10,000,000
          shares authorized; 1,891,579 shares issued            18,916                   --            18,916
          and outstanding at June 30, 2003
       Additional paid in capital                              263,821                   --           263,821
       Retained Earnings/(Accumulated deficit)                 (15,112)               240,928         225,816
                                                             ---------              ---------       ---------
Total shareholders' equity                                     267,625                240,928         508,553
                                                             ---------              ---------       ---------

Total liabilities and shareholders' equity                   $ 491,597              $ 348,747       $ 618,823
                                                             =========              =========       =========

                                                       12

                            Proforma Journal Entries


                                       A


Cash and equivalents                                    $462,000
Finished goods inventory, net                                           $248,808
Income tax overpaid                                          297
Other current assets                                                       6,669
Property and equipment, net                                               59,790
Other assets                                                               7,947
Line of credit                                            49,829
Accounts payable                                          39,388
Accrued expenses                                           6,162
Note payable, current portion                              8,955
Note payable, net of current maturities                   12,687
Note payable  related party                              104,500
Gain on disposal of business                                             360,604

  To record the sale of substantially all of the Company's business operations


                                        B


Tax expense                                             $119,676
Income tax overpaid                                                     $  9,863
Deferred tax asset                                                         1,994
Income taxes payable, current                                            110,270
Deferred tax liability                                     2,451


   To record the tax effects of the sale of substantially all of the Company's business operations



                                  FUN CITY POPCORN, INC.
                   Income Statement Proforma Illustration of the Effects
                of the Sale of Substantially all of the Company's Operations
                                       June 30, 2003
                                        (Unaudited)



                                              Historical         ProForma       ProForma
                                            June 30, 2003     Adjustments    June 30, 2003
                                             -----------      -----------     -----------
Net sales                                    $ 1,463,185                      $ 1,463,185
Cost of goods sold                             1,045,840                        1,045,840
                                             -----------                      -----------
     Gross profit                                417,345                          417,345
Operating costs and expenses                     410,588                         410,588
                                             -----------                      -----------
     Income from operations                        6,757                            6,757
Other expense:
      Interest expense - related party            (4,500)                          (4,500)
      Interest expense - other                    (1,541)                          (1,541)
      Gain on sale of business                           (A)  $   360,604          360,604
                                             -----------      -----------      -----------
        Income before provision for
       income taxes                                  716          360,604          361,320
      Provision for income taxes                     160 (B)      119,676          119,836
                                             -----------      -----------      -----------
Net income                                   $       556      $   240,928      $   241,484
                                             ===========      ===========      ===========
 Net income per share, basic and diluted     $      0.00      $      0.13      $      0.13
                                             ===========      ===========      ===========
 Basic and diluted weighted-average common
 shares outstanding                            1,891,579        1,891,579        1,891,579
                                             -----------      -----------      -----------

                                            14

                             Fun City Popcorn, Inc.
       Notes to the Balance Sheet and Supplementary Proforma Illustration
                                     of the
                   Effects of the Sale of the Company's Assets
                                  June 30, 2003
                                   (Unaudited)

--------------------------------------------------------------------------------


1.   Nature of the Presentation
     --------------------------

     To illustrate the effects of the disposition of substantially all of the assets of Fun City POpcorn, Inc. (the "Company"), its financial position determined as of June 30, 2003, using generally accepted accounting principles is recast as if the proposed acquisition occurred then. The information determined using generally accepted accounting principles is presented in the column headed Historical Because of the narrow purpose of the presentation, it does not include additional information that is customarily included with historical presentation. The recast information is presented in the cOluhm headed Pro farina and reflects information available through June 30, 2003,

2.   Disposition of Substantially All of the Company's Operations
     ------------------------------------------------------------

     The Company entered into an agreement to sell substantially all of its assets with an effective date of September 30, 2003, pending approval of the transaction by its sharehdldeis. The buyer will pay cash of $562,000 for all of the assets of the Company (excluding accounts receivable) and will assume certain Company debt valued at approximately $150,000 and the accounts payable as of that date.

     The buyer's funds are being held in a business brokers' escrow account until the anticipated shareholder approval has been received.

                             Fun City Popcorn, Inc.
                                  Balance Sheet
                                   (Unaudited)

                               As of June 30, 2003
--------------------------------------------------------------------------------


                                     ASSETS

Current assets:
      Cash and equivalents                                         $  61,154
      Accounts receivable - trade, net                                93,629
      Finished goods inventory, net                                  248,808
      Income tax overpaid                                              9,566
      Deferred tax asset                                               4,034
      Other current assets                                             6,669
                                                                   ---------

           Total current assets                                      423,860
Property and equipment, net                                           59,790
Other assets                                                           7,947
                                                                   ---------
Total assets                                                       $ 491,597
                                                                   =========


                                   LIABILITIES


Current liabilities:
      Line of credit                                               $  49,829
      Accounts payable - trade                                        39,388
      Accrued expenses                                                 6,162
      Notes payable, current maturities                                8,955
                                                                   ---------

           Total current liabilities                                 104,334
Deferred tax liability                                                 2,451
Note payable, net of current maturities                               12,687
Note payable - related party                                         104,500
                                                                   ---------

Total liabilities                                                    223,972
                                                                   ---------
Commitments and contingencies
Shareholders' equity:
      Preferred stock; $0.01 par value; 5,000,000 shares
        authorized; no shares issued and outstanding at June
        30, 2003                                                        --
      Common stock; $0.01 par value; 10,000,000 shares
        authorized; 1,891,579 shares issued and outstanding
        at June 30, 2003                                              18,916
      Additional paid-in capital                                     263,821
      Accumulated deficit                                            (15,112)
                                                                   ---------

           Total shareholder's equity                                267,625
                                                                   ---------

Total liabilities and shareholder's equity                         $ 491,597
                                                                   =========

    The accompanying notes are an integral part of the financial statements



                                                   Fun City Popcorn, Inc.
                                                  Statements of Operations
                                                         (Unaudited)

                          For Each of the Three and Nine Month Periods Ended June 30, 2003 and 2002
----------------------------------------------------------------------------------------------------------------------------



                                                               For the          For the          For the          For the
                                                             Three Month      Three Month      Nine Month       Nine Month
                                                            Period Ended     Period Ended     Period Ended     Period Ended
                                                            June 30, 2003    June 30, 2002    June 30, 2003    June 30, 2002
                                                             -----------      -----------      -----------      -----------
Net sales                                                    $   459,774      $   453,753      $ 1,463,185      $ 1,341,162
Cost of goods sold                                               331,910          291,784        1,045,840          908,895
                                                             -----------      -----------      -----------      -----------
      Gross profit                                               127,864          161,969          417,345          432,267
Operating costs and expenses                                     135,884          119,043          410,588         342,297
                                                             -----------      -----------      -----------      -----------
      Income (loss) from operations                               (8,020)          42,926            6,757           89,970
Other expense:
      Interest expense - related party                            (4,500)            --             (4,500)            --
      Interest expense - other                                      (333)            (848)          (1,541)          (3,454)
                                                             -----------      -----------      -----------      -----------
           Income (loss) before provision for income taxes       (12,853)          42,078              716           86,516
Provision for income taxes                                        (2,358)          10,519              160           21,629
                                                             -----------      -----------      -----------      -----------
Net income (loss)                                            $   (10,495)     $    31,559      $       556      $    64,887
                                                             -----------      -----------      -----------      -----------
Net income (loss) per share, basic  and diluted              $     (0.01)     $      0.02      $      0.00      $      0.03


Basic and diluted weighted-average common shares
 outstanding                                                   1,891,579        1,891,579        1,891,579        1,891,579
                                                             ===========      ===========      ===========      ===========


                          The accompanying notes are an integral part of the financial statements.

                                                             17



                                 Fun City Popcorn, Inc.
                                Statements of Cash Flows
                                       (Unaudited)

                 For the Nine Month Periods Ended June 30, 2003 and 2002
---------------------------------------------------------------------------------------



                                                          For the            For the
                                                         Nine Month        Nine Month
                                                        Period Ended      Period Ended
                                                        June 30, 2003     June 30, 2002
                                                        -------------     -------------
Cash flows provided by operating activities:

      Net income                                           $    556         $ 64,887
      Adjustments to reconcile net loss to net cash
        provided by operating  activities:
           Depreciation and amortization                     22,500           22,500
           Provision for doubtful accounts                    3,574             --
           Decrease (increase) in assets:
                Accounts receivable - trade, net             20,841           (3,419)
                Finished goods inventory, net               (23,828)           2,003
                Income tax asset                             (9,566)            --
                Deferred tax asset, non-current                (657)            --
                Other current assets                         (2,057)          (3,170)
           Increase (decrease) in liabilities:
                Accounts payable - trade                     23,737           (9,043)
                Accrued expenses                              1,365           (1,247)
                Deferred tax liability, non-current          (2,357)            --
                Income taxes payable                        (13,786)          21,629
                                                           --------         --------
Cash provided by operating activities                        20,322           94,140
                                                           --------         --------

Cash flows used in investing activities:

      Purchase of property and equipment                     (2,956)          (4,013)
                                                           --------         --------
Cash used in investing activities                            (2,956)          (4,013)
                                                           --------         --------

Cash flows used in financing activities:

      Payments to the line of credit                           (171)         (19,594)
      Payments on notes payable                              (5,225)         (25,882)
      Payment on note payable, related party                 (1,838)         (22,566)
                                                           --------         --------
Cash used in financing activities                            (7,234)         (68,042)
                                                           --------         --------
Net increase in cash                                         10,132           22,085
Cash at beginning of period                                  51,022           46,614
                                                           --------         --------
Cash at end of period                                      $ 61,154         $ 68,699
                                                           ========         ========


      The accompanying notes are an integral part of the financial statements.

                                          18

                             Fun City Popcorn, Inc.
                            Statements of Cash Flows
                                   (Unaudited)

             For the Nine Month Periods Ended June 30, 2003 and 2002
--------------------------------------------------------------------------------


                Supplemental Disclosure of Cash Flow Information

                                                 For the            For the
                                                Nine Month        Nine Month
                                               Period Ended      Period Ended
                                               June 30, 2003     June 30, 2002
                                               -------------     -------------
Interest paid, other                             $    556          $  3,454

Interest paid, related party                     $  6,338              --
Income taxes paid                                $  6,526              --

Acquisition of property and equipment            $ 26,867              --
Increase in notes payable                        $(26,867)             --


The accompanying notes are an integral part of the financial statements.

                             Fun City Popcorn, Inc.
                        Notes to the Financial Statements
                                   (Unaudited)

                             As of June 30, 2002 and
             For the Nine Month Periods Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------



1.   Basis of Presentation
     ---------------------

     In the opinion of the management of Fun City Popcorn, Inc. (the "Company"), the accompanying unaudited financial statements contain all adjustments, consisting of only normal recurring adjustments necessary to present fairly its financial position as of June 30, 2003, the results of its operations for the nine month periods ended June 30, 2003 and 2002, and the statements of cash flows for each of the nine month periods ended June 30, 2003 and 2002.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The interim unaudited financial statements should be read in conjunction with the financial statements and footnotes included in of the Company's Annual Report on Form 10 KSB for the year ended September 30, 2002, included elsewhere in this Form 10SB.


2.   Property and Equipment
     ----------------------

     At June 30, 2003, property and equipment consisted of the following:

           Property and equipment                                $   280,882
           Furniture and fixtures                                     17,340
           Vehicles                                                   92,007
                                                                 -----------
                                                                     390,229
                      Less: accumulated depreciation                (330,439)
                                                                 -----------
           Total property and equipment, net                     $    59,790
                                                                 ===========

     Depreciation expense for the the three month periods ended June 30, 2003 and 2002, was $7,500 and $7,500, respectively, and for the nine month periods ended June 30, 2003 and 2002, it was $22,500 and $22,500, respectively.

                             Fun City Popcorn, Inc.
                        Notes to the Financial Statements
                                   (Unaudited)

                             As of June 30, 2002 and
             For the Nine Month Periods Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------


3.   Cost of Goods Sold
     ------------------

     During the fiscal year interim quarter reporting periods, the company utilizes an estimated gross profit rate to determine the cost of goods sold. At September 30, 2002, an adjustment was required to correct the understatement of the inventory on the Company's books and records:

         Book inventory value prior to the September 30,
           2002 physical inventory                           $  213,404
         Adjustment to increase the book inventory value
          to agree with the physical inventory valuation
          (a 9.6%  change)                                       20,450
                                                             ----------

         Physical inventory valuation, September 30, 2002    $  233,854
                                                             ==========


4.   Income Taxes
     ------------

     Reconciliation of the effective tax rate to the U.S. statutory rate for the nine months periods ended June 30, 2003 and 2002 is as follows:

                                                          2003       2002
                                                         -------    -------
         Tax expense at U.S. statutory rate               18.4%      25.0%
         Non deductible expenses                           4.0         -
                                                          -----      -----
         Effective income tax rate                        22.4%      25.0%
                                                          =====      =====

5.   Related Party Transactions
     --------------------------

     Note Payable

     As of June 30, 2003, the Company had amounts due to the parent of $104,500. As of the date of the "spin-off", September 30, 2001, the parent and the Company agreed that the principal plus accrued interest as of that date will be due on or before September 30, 2004. The amount is unsecured, with interest calculated at a fixed rate of 6.00% per annum. The parent is a related party, as both it and the Company are under the control of two individuals (brothers) who collectively own or control more than 50% of the voting shares of each company.

                             Fun City Popcorn, Inc.
                        Notes to the Financial Statements
                                   (Unaudited)

                             As of June 30, 2002 and
             For the Nine Month Periods Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------


6.   Commitments and Contingencies
     -----------------------------

     The Company leases its facilities on operating leases through June 2001 with future minimum lease payments at June 30, 2003, as follows:


           2004                                       $  65,984
           2005                                          67,958
           2006                                          62,009
           2007                                            -
           2008                                            -
                                                      ---------

           Total future minimum lease payments        $ 195,951
                                                      =========


     Rental expense was $20,465 and $20,064 for each of the three month periods ended June 30, 2003 and 2002, respectively and $61,612 and $59,448 for each of the nine month periods ended June 30, 2003 and 2002, respectively.

     Borrowing Ability

     The Company has a line of credit with a maximum amount of $100,000 that matures in February 2004.


7.   Earnings (Loss) Per Share
     -------------------------

     Basic earnings (loss) per share ("EPS") is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is similar to basic EPS except that the weighted-average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.



7.   Earnings (Loss) Per Share, Continued
     ------------------------------------

     The computation of basic and diluted earnings (loss) per common share for the three-month and nine-month periods ended June 30, 2003 and 2002 are as follows:

                                                       For the           For the
                                                     Three Month       Three Month
                                                     Period Ended      Period Ended
                                                     June 30, 2003     June 30, 2002
                                                     -------------     -------------
       Basic and diluted earnings (loss) per common
         share:
            Net income (loss) (numerator)             $  (10,495)        $   31,559
            Weighted-average shares outstanding
            (denominator)                              1,891,579          1,891,579
                                                      ----------         ----------
       Basic and diluted earnings (loss) per common
         share                                        $    (0.01)        $     0.02
                                                      ==========         ==========

                                                       For the           For the
                                                      Nine Month        Nine Month
                                                     Period Ended      Period Ended
                                                     June 30, 2003     June 30, 2002
                                                     -------------     -------------
       Basic and diluted earnings (loss) per common
         share:
            Net income (loss) (numerator)             $      556         $   64,887
            weighted-average shares outstanding
            (denominator)                              1,891,579          1,891,579
                                                      ----------         ----------
       Basic and diluted earnings (loss) per common
         share                                        $     0.00         $     0.03
                                                      ==========         ==========


8.   Elimination of the Accumulated Deficit in Shareholders' Equity
     --------------------------------------------------------------

     On December 31, 2002, the Company eliminated the accumulated deficit amount on its balance sheet through a readjustment also known as a "quasi-reorganization" in accordance with the state law of Nevada. Capital in excess of par value was used to eliminate in its entirety the then current accumulated deficit of $813,399 on the balance sheet included in shareholders' equity. Retained earnings shown on the balance sheet for the next ten years will reflect earnings beginning as of December 31, 2002. The accumulated deficit that was eliminated as of December 31, 2002, in its entirety represented results of operations that occurred prior to the spin-off of the Company from its former parent, Tone Products, Inc. on September 30, 2001. The accumulated deficit resulted from the amortization over time and the eventual impairment of goodwill that arose from the Company's acquisition by Tone.

                                        23

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                              Financial Statements

                      As of September 30, 2002 and 2001 and
        For Each of the Two Years in the Period Ended September 30, 2002

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Index to the Financial Statements

                      As of September 30, 2002 and 2001 and
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


Report of Independent Auditors .............................................1

Financial Statements of Fun City Popcorn, Inc.:


      Balance Sheets, September 30, 2002 and 2001...........................2


      Statements of Operations For Each of the Two Years in the
        Period Ended September 30, 2002.....................................3


      Statements of Shareholders' Equity For Each of the Two Years in
        the Period Ended September 30, 2002.................................4


      Statements of Cash Flows For Each of the Two Years in the
        Period Ended September 30, 2002.....................................5


Notes to the Financial Statements...........................................6

                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors
Fun City Popcorn, Inc.
(Formerly a wholly-owned subsidiary of Tone Products, Inc.)


We have audited the accompanying balance sheets of Fun City Popcorn, Inc. (formerly a wholly-owned subsidiary of Tone Products, Inc.) as of September 30, 2002 and 2001 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fun City Popcorn, Inc. as of September 30, 2002 and 2001, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.






/s/  Kelly & Company
-----------------------------
     Kelly & Company

Costa Mesa, California
December 18, 2002



                                 Fun City Popcorn, Inc.
               (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                                     Balance Sheets

                            As of September 30, 2002 and 2001



                                         ASSETS

                                                                 2002           2001
                                                             -----------    -----------
Current assets:
      Cash and equivalents                                   $    51,022    $    46,614
      Accounts receivable - trade, net                           118,044        114,280
      Inventory, net                                             224,980        238,559
      Deferred tax asset                                           3,377         11,368
      Prepaid insurance                                            4,612          3,400
                                                             -----------    -----------
           Total current assets                                  402,035        414,221
      Property and equipment, net                                 52,467         66,657
      Other assets                                                 7,947          7,947
                                                             -----------    -----------
Total assets                                                 $   462,449    $   488,825
                                                             ===========    ===========



                                       LIABILITIES
Current liabilities:
      Line of credit - bank                                  $    50,000    $    69,594
      Accounts payable - trade                                    15,651         40,461
      Accrued expenses                                             4,797          5,683
      Income tax payable                                          13,786           --
      Notes payable, net of current maturities                      --           26,940
                                                             -----------    -----------
           Total current liabilities                              84,234        142,678

Deferred tax liability, noncurrent                                 4,808          5,091
Notes payable, net of current maturities                            --            9,531
Amounts due to related party                                     106,338        122,566
                                                             -----------    -----------
           Total liabilities                                     195,380        279,866
                                                             -----------    -----------
Commitments and contingencies
Shareholders' equity:
      Preferred stock; $0.01 par value; 5,000,000 shares
       authorized; no shares issued and outstanding at
       September 30, 2002 and 2001, respectively                    --             --
      Common stock; $0.01 par value; 10,000,000 shares
       authorized; 1,891,579 shares issued and outstanding
       at September 30, 2002 and 2001, respectively               18,916         18,916
      Additional paid-in capital                               1,077,220      1,077,220
      Accumulated deficit                                       (829,067)      (887,177)
                                                             -----------    -----------
           Total shareholders' equity                            267,069        208,959
                                                             -----------    -----------
Total liabilities and shareholders' equity                   $   462,449        488,825
                                                             ===========    ===========


        The accompanying notes are an integral part of the financial statements.

                                           27

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                            Statements of Operations

        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


                                                         2002           2001
                                                     -----------    -----------

Net sales                                            $ 1,750,827    $ 1,940,274
Cost of sales                                          1,306,879      1,561,667
                                                     -----------    -----------

      Gross profit                                       443,948        378,607
                                                     -----------    -----------

Selling, general  and administrative expenses            352,280        430,892
Loss on disposal of fixed assets                           1,086         87,275
Writeoff of impaired goodwill                               --          357,807
                                                     -----------    -----------

                                                         353,366        875,974
                                                     -----------    -----------

Income (loss) from operations                             90,582       (497,367)
                                                     -----------    -----------


Other expense

      Interest expense - related party                    (6,338)          --
      Interest expense - third parties                    (4,640)        (9,973)
                                                     -----------    -----------

           Total other expense                           (10,978)        (9,973)
                                                     -----------    -----------

Income (loss) before provision for income taxes           79,604       (507,340)
Provision for income taxes                               (21,494)        (3,923)
                                                     -----------    -----------

Net income (loss)                                    $    58,110    $  (511,263)
                                                     ===========    ===========

Earnings (loss) per common share, basic and diluted  $      0.03    $     (0.27)
                                                     ===========    ===========

Weighted average common shares outstanding, basic
 and diluted                                           1,891,579      1,891,579
                                                     ===========    ===========


    The accompanying notes are an integral part of the financial statements.



                                                    Fun City Popcorn, Inc.
                                  (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                                              Statements of Shareholders' Equity

                               For Each of the Two Years in the Period Ended September 30, 2002
------------------------------------------------------------------------------------------------------------------------------


                                                                                      Additional
                               Preferred     Preferred       Common        Common       Paid in     Accumulated
                                 Shares        Stock         Shares        Stock        Capital       Deficit         Total
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------
Balance, September 30, 2000          --            --     $ 1,891,579   $    18,916   $ 1,077,220   $  (375,914)   $   720,222

    Net loss                         --            --            --            --            --        (511,263)      (511,263)
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, September 30, 2001          --            --       1,891,579        18,916     1,077,220      (887,177)       208,959

    Net income                       --            --            --            --            --          58,110         58,110
                              -----------   -----------   -----------   -----------   -----------   -----------    -----------

Balance, September 30, 2002          --            --       1,891,579   $    18,916   $ 1,077,220   $  (829,067)   $   267,069
                              ===========   ===========   ===========   ===========   ===========   ===========    ===========

                                           The accompanying notes are an integral part of the financial statements.

                                                              29



                                Fun City Popcorn, Inc.
              (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                               Statements of Cash Flows

           For Each of the Two Years in the Period Ended September 30, 2002
-----------------------------------------------------------------------------------


                                                                2002         2001
                                                              ---------    ---------
Cash flows provided by (used in) operating activities:
      Net income (loss)                                       $  58,110    $(511,263)
      Adjustments to reconcile the income (loss) to net
      cash provided by operating activities:
           Provision for losses on accounts receivable           (3,787)      13,304
           Provision for obsolete and slow-moving inventory      (7,104)      15,978
           Depreciation                                          30,541       79,692
           Amortization                                            --         32,582
           Writeoff of impaired goodwill                           --        357,807
           Loss on sale of assets                                 1,086       87,275
           Decrease (increase) in assets:
               Accounts receivable - trade                           23       15,051
               Finished goods inventory                          20,683       (6,944)
               Deferred tax asset                                 7,991        3,246
               Other current assets                              (1,212)       4,214
               Other assets                                        --         (3,299)
           Increase (decrease) in liabilities:
               Accounts payable - trade                         (24,810)     (12,881)
               Accrued expenses                                    (886)      (1,024)
               Income tax payable                                13,786         --
               Deferred tax liabilities                            (283)       4,156
                                                              ---------    ---------
Cash provided by operating activities                            94,138       77,894
                                                              ---------    ---------
Cash flows provided by (used in) investing activities:
      Purchase of property and equipment                        (18,137)        --
      Sale of property and equipment                                700        1,687
                                                              ---------    ---------
Cash provided by (used in) investing activities                 (17,437)       1,687
                                                              ---------    ---------
Cash flows used in financing activities:
      Payments on the line of credit                            (19,594)     (20,360)
      Payment on the notes payable                              (36,471)     (37,800)
      Payment on amounts due to a related party                 (16,228)     (31,662)
                                                              ---------    ---------
Cash used in financing activities                               (72,293)     (89,822)
                                                              ---------    ---------
Net increase (decrease) in cash                                   4,408      (10,241)
Cash at beginning of period                                      46,614       56,855
                                                              ---------    ---------
Cash at end of period                                         $  51,022    $  46,614



Supplemental Disclosure of Cash Flow Information
Interest paid - third parties                                 $   4,640    $   9,973
Income taxes paid                                                  --           --


       The accompanying notes are an integral part of the financial statements.

                                           30

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


1.   Description of the Company's Business
     -------------------------------------

     Fun City Popcorn, Inc. (a Nevada corporation)(the "Company") was formerly a wholly owned subsidiary of Tone Products, Inc. (an Arkansas corporation) ("Tone") that engages in the wholesale distribution of food products in the beverage and snack categories in Nevada.


     In June 2001, the board of directors of the Company's then parent, Tone, voted to distribute all of its shares of Fun City Popcorn, Inc. ("Fun City") on a pro rata basis to Tone's shareholders (Note 3). In this connection, the Company's board of directors authorized a forward split of its common stock that was later distributed to the shareholders of Tone on September 30, 2001 (Note 2). As a result, effective September 30, 2001, the Company was no longer a wholly owned subsidiary of Tone.


2.   Summary of Significant Accounting Policies
     ------------------------------------------

     Recognition of Revenue

     Revenues are recognized when the Company's products are shipped. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related revenues are recorded.

     Cash and Equivalents

     The Company invests portions of its excess cash in highly liquid investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. The Company has no requirements for compensating balances. The Company maintains cash balances in accounts, none of which exceeded the federally insured limits at September 30, 2002 and 2001.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on the first in - first out method of valuation. The Company's management monitors inventories for excess, obsolete, and calendar date sensitive items and makes necessary valuation corrections when such adjustments are required. The Company recognized inventory obsolescence and slow moving expense of $8,874 and $15,978 for the year ended September 30, 2002 and 2001, respectively.

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Property and Equipment


     Property and equipment are recorded at cost and depreciated using the straight line method over the expected useful lives noted below. Expenditures for normal maintenance and repairs are charged to operations. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the statement of operations. Renewals and betterments that materially extend the life of the assets are capitalized.

                                                              Estimated
                                                            Useful Lives
                                                            ------------
          Property and equipment                             5 -10 years
          Furniture and fixtures                             5 - 7 years
          Vehicles                                           3 - 7 years
          Leasehold improvements                                 5 years

     Intangible Assets

     Intangible assets was comprised solely of goodwill resulting from two business acquisitions and represented the excess of the cost over the value assigned to the net tangible assets at the date each business was acquired. These assets were amortized using the straight-line method over their estimated useful lives. management periodically reviewed the carrying values and lives of the individual goodwill assets based on the expected future cash flows. On October 1, 2001, the Company adopted Financial Accounting Standard ("FAS") 142, which means it no longer amortizes goodwill and will at least annually perform a two-step test for impairment.

     Impairment of Long Lived Assets

     The Company periodically evaluates its long lived assets for potential impairment. When circumstances indicate that the carrying amount of an asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss is recognized. In the year ended September 30, 2003, the Company will adopt FAS No. 144 for accounting for the impairment or the disposal of long-lived assets (see Note 2 - New Accounting Pronouncements).

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Income Taxes

     The Company accounts for deferred income taxes using the liability method. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference between tax expense and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.


     The Company through September 30, 2001, the effective date of the spin-off (Note 3) filed a consolidated federal income tax return with its former parent company. Subsequent to the spin-off, the Company is not subject to state income taxes. In accordance with the intercorporate tax allocation policy, the Company charged to or received from the parent company amounts equivalent to federal income tax charges or credits based on the separate company taxable income or loss using the statutory rates. As of September 30, 2001, the Company filed a separate federal income tax return.

     Advertising Costs

     Advertising costs are expensed as they are incurred. Advertising expense was $1,589 and $1,330 for the years ended September 30, 2002 and 2001, respectively.

     Shipping and Handling Costs

     Shipping and handling costs are included in selling, general and administrative expenses and amounted to $153,047 and $115,614 for the years ended September 30, 2002 and 2001, respectively.

     Stock Split

     On July 17, 2001, Tone's board of directors declared a 1.891579 for 1 split of the Company's common shares that was effective immediately. This resulted in the issuance of 891,579 shares of common stock along with a corresponding increase in common stock and a decrease in additional paid-in capital of $8,916. All references to the number of shares of common stock issued or outstanding in the financial statements, per share amounts, and any other reference to common shares and common stock in the financial statements and the accompanying notes to the financial statements have been adjusted to reflect the split on a retroactive basis.

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


2.   Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Financial Statement Reclassification

     Certain amounts within the September 30, 2001 financial statements have been reclassified in order to conform to the September 30, 2002 financial statement presentation.

     New Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: FAS No. 141, Business Combinations and FAS No. 142, Goodwill and Other Intangible Assets. FAS No. 141 is effective as follows:
     a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of FAS No. 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition is July 2001 or later). The adoption of FAS No. 141 had no impact on the financial position or results of operations. FAS No. 142 is effective for the fiscal years beginning after December 15, 2001 with respect to all goodwill and other intangible assets recognized in the Company's statement of financial position at that date, regardless of when those assets were initially recognized. FAS No. 142 specifies that all goodwill and intangibles with indefinite lives shall not be amortized. Goodwill must be evaluated for impairment on an annual basis with an initial impairment assessment to be performed upon adoption of the Statement. The Company adopted he provisions of FAS No. 142 as of October 1, 2001.

     In August 2001, the FASB issued FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS No. 144 retains the requirements of FAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, to recognize an impairment loss if the impairment loss of the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and to measure an impairment loss as the difference between the carrying amount and fair value of the asset. FAS No. 144 modifies FAS No. 121 in that it eliminates the requirement to allocate goodwill to long-lived assets to be tested for impairment. FAS No. 144 is effective for fiscal years beginning after December 15, 2001, and early adoption is encouraged. The Company adopted FAS No. 144 effective October 1, 2002.

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


 2.  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     New Accounting Pronouncements, Continued


     In July 2002, the FASB issued FAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities , which addresses financial accounting and reporting for costs associated with exit or disposal activities, and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), which previously governed the accounting treatment for restructuring activities. FAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a disposal activity covered by FAS 144. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company is currently evaluating the impact of FAS 146 to determine the effect, if any, it may have on the Company's consolidated results of operations, financial position or cash flows.


3.   Spin-Off
     --------

     In June 2001, the Tone board of directors approved a plan to distribute the common shares of the Company (then its wholly-owned subsidiary on a 1 for 1 basis to the shareholders of Tone (the "spin-off") after the completion of a forward stock split (Note 2). Tone completed the spin-off of the Company on September 30, 2001, to shareholders of record on July 17, 2001. Pursuant to the spin-off, each Tone shareholder received one share of the Company's common stock for each share of Tone common stock owned.


     During the year ended September 30, 2001, the Company and Tone entered into certain oral agreements governing various ongoing relationships, including the provision of support services and a tax allocation agreement for the period prior to the spin-off. The tax allocation agreement provided for the allocation of tax attributes to each company as if it had actually filed separately with respective tax authorities.



                                   Fun City Popcorn, Inc.
                 (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                              Notes to the Financial Statements

                              As of September 30, 2002 and 2001
              For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------------------


4.   Accounts Receivable - Trade
     ---------------------------

     At September 30, 2002 and 2001, accounts receivable - trade, net was comprised of the following:

                                                                       2002         2001
                                                                     ---------    ---------
           Accounts receivable - trade                               $ 127,561    $ 127,584
               Less: reserve for uncollectible accounts receivable      (9,517)     (13,304)
                                                                     ---------    ---------

           Accounts receivable - trade, net                          $ 118,044    $ 114,280
                                                                     =========    =========


     During the year ended September 30, 2001, the Company recognized $13,304 in bad debt expense


5    Inventory
     ---------

     At September 30, 2002 and 2001, inventory, net was comprised of the following:

                                                                          2002         2001
                                                                     ---------    ---------
           Finished goods inventory                                  $ 233,854    $ 254,537
               Less: reserve for inventory obsolescence                 (8,874)     (15,978)
                                                                     ---------    ---------

           Inventory, net                                            $ 224,980    $ 238,559
                                                                     =========    =========


     During the year ended September 30, 2002, the Company disposed of $15,978 of obsolete inventory, which had been identified and reserved for in a prior year


6.   Property and Equipment
     ----------------------

     At September 30, 2002 and 2001, property and equipment consisted of the following:

                                                                          2002         2001
                                                                     ---------    ---------
           Equipment                                                 $ 278,925    $ 315,414
           Furniture and fixtures                                       17,340       21,336
           Vehicles                                                     64,141       62,927
           Leasehold improvements                                         --           --
                                                                     ---------    ---------
                                                                       360,406      399,677
               Less: accumulated depreciation                         (307,939)    (333,020)
                                                                     ---------    ---------

           Total property and equipment, net                         $  52,467    $  66,657
                                                                     =========    =========

                                             36

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


6.   Property and Equipment, Continued
     ---------------------------------

     Depreciation expense for the years ended September 30, 2002 and 2001 was $30,541 and $79,692, respectively.

7.   Goodwill Impairment
     -------------------

     The acquisition of the Company in 1996 by Tone, was based in part on a business model that contemplated sales of Tone's beverage and other products to the Las Vegas casino community through the Company's existing customers and distribution system. Several attempts were made subsequent to the acquisition to introduce the Tone products into this market; which have not been successful. More recently, due to consolidations in the Las Vegas market place, the Company's ability to introduce beverage products to the casinos has become even more limited. Consequently, Tone and the Company decided not to pursue further attempts by the Company to market Tone's products. Accordingly, the Company and Tone evaluated the goodwill recorded in connection with Tone's acquisition of the Company and concluded that it was impaired. As a result, the Company wrote off the related remaining unamortized goodwill as of June 17, 2001 of $264,263.

     In 1998, the Company acquired T.J. Distributing in an attempt to expand the Company's customer base through which it could market its own products as well as those of Tone. When Tone and the Company decided that the Company would not pursue further attempts to sell Tone's products, the goodwill related to the acquisition of T. J. Distributing was evaluated and was determined to be impaired. As a result, the Company has written off the related unamortized goodwill at June 17, 2001 of $93,544.

     Amortization expense for the year ended September 30, 2001 was $32,582.

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


8.   Line of Credit - Bank
     ---------------------                                 2002         2001
                                                         ---------    ---------
     At September 30, 2001 and 2000, the Company
     had an operating line of credit with a bank
     with a maximum amount of $100,000 available,
     collateralized by all of the Company's assets
     (with a net carrying amount of approximately
     $462,000 at September 30, 2002). At September
     30, 2002, predicated upon an asset-based
     formula, the maximum borrowable amount
     available on the line of credit was $100,000.
     The line of credit had a weighted average
     interest rate of 4.6 % and 7.80% for the
     years ended September 30, 2002 and 2001,
     respectively. When the line of credit was
     rewritten in February 2002, Tone was released
     as a guarantor. The line of credit expires in
     February 2003. It is the Company's intention
     at this time to extend any unpaid balance at
     the due date.                                       $  50,000    $  69,594
                                                         =========    =========

9.   Notes Payable
     -------------

     At September 30, 2002 and 2001, notes payable consist of the following:

                                                           2002         2001
                                                         ---------    ---------
     Collateralized

     Note payable to a bank, collateralized by
     certain Tone Products, Inc. assets was paid
     in full during the year ended September 30,
     2002. Interest was calculated at a fixed rate
     of 8.00% per annum.                                      --      $  12,372

     Uncollateralized

     Note payable to an individual as part of the
     purchase price of a business acquisition was
     paid in full during the year ended September
     30, 2002. Interest was calculated at a fixed
     rate of 7.00% per annum.                                 --         24,099
                                                         ---------    ---------

     Total notes payable                                 $  (7,104)      52,449

          Less: current maturities                            --        (26,940)
                                                         ---------    ---------
     Long term portion of notes payable                  $  (7,104)   $  25,509
                                                         =========    =========

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


 9.  Notes Payable, Continued
     ------------------------

     Interest expense during the years ended September 30, 2002 and 2001 was $10,798 and $9,973, respectively.


 10. Amount due to Related Party
     ---------------------------

     As of September 30, 2002 and 2001, the Company had amounts due to Tone (a related party) of $106,338 and $122,566, respectively. As of the date of the "spin-off", September 30, 2001, Tone and the Company agreed that the unpaid principal plus accrued interest will be due on or before September 30, 2004. The amount is unsecured and interest is calculated at a fixed rate of 6.00% per annum. Tone is a related party, as both Tone and the Company are under the control of two brothers who collectively own more than 50% of the voting shares of each company.


11.  Income Taxes
     ------------

     At September 30, 2002 and 2001, the components of the provision for income taxes are:

                                                           2002         2001
                                                         ---------    ---------
           Current tax expense (benefit):
               Federal                                   $  13,787    $  (2,915)
               State                                          --           (565)
                                                         ---------    ---------

                                                            13,787       (3,480)
                                                         ---------    ---------
           Deferred tax expense (benefit):
               Federal                                       6,527        6,011
               State                                         1,180        1,392
                                                         ---------    ---------
                                                             7,707        7,403
                                                         ---------    ---------

           Total provision                               $  21,494    $   3,923
                                                         =========    =========

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


11.  Income Taxes, Continued
     -----------------------

     Significant components of the Company's deferred income tax assets and liabilities at September 30, 2002 and 2001 are:

                                                           2002         2001
                                                         ---------    ---------

           Deferred income tax asset:

               Accrued related party interest            $   1,163         --
               Inventory                                     1,629    $   6,198
               Accounts receivable                           1,747        5,495
                                                         ---------    ---------
           Total deferred income tax asset                   4,539       11,693
               Valuation allowance                            --           --
                                                         ---------    ---------
           Net deferred income tax asset                     4,539       11,693
                                                         ---------    ---------

           Deferred income tax liability:

               Depreciation                                 (5,971)      (5,416)
                                                         ---------    ---------
           Total deferred income tax liability              (5,971)      (5,416)
                                                         ---------    ---------


           Net deferred income tax asset (liability)     $  (1,432)   $   6,277
                                                         =========    =========


     Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                           2002         2001
                                                         ---------    ---------

           Tax expense at U.S. statutory rate              18.4  %       (34.0)%
           Non deductible expenses                          0.1           34.7
           Effect of change in tax rate                     8.5             --
                                                         ---------    ---------

           Effective income tax rate                       27.0  %         0.7 %
                                                         =========    =========


12.  Disclosures about Fair Values of Financial Instruments
     ------------------------------------------------------

     The estimated fair value amounts of all financial instruments on the Company's September 30, 2002 and 2001 balance sheets, which are held for nontrading purposes, have been determined by using available market information and appropriate valuation methodologies.


     Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


12.  Disclosures about Fair Values of Financial Instruments, Continued
     -----------------------------------------------------------------

     value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.


     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:


          Cash and equivalents, accounts receivable - trade, net, inventory, net, prepaid insurance, accounts payable - trade, accrued expenses, and the line of credit, as reported on the balance sheet, approximate fair value due to the short-term maturities of these instruments.


          The fair value of notes payable is estimated by determining the net present value of the future payment stream. The carrying amounts on the balance sheet approximate fair value.

13.  Employee Benefit Plans
     ----------------------

     Employee Retirement Plan

     The Company, when it was a wholly owned subsidiary participated in the employee benefit plan (the "plan") of Tone, whereby employees could elect to defer a portion of their annual compensation up to a maximum of 15%, pursuant to Section 401(k) of the Internal Revenue Code. Tone could match the employee plan contributions on a discretionary basis as determined by its Board of Directors. During the year ended September 30, 2001, Tone did not make a contribution to the plan. None of the Company's employees ever participated in the plan. Subsequent to September 30, 2001, the date of the spin-off, the Company does not have an employee benefit plan.

14.  Related Party Transaction
     -------------------------

     Facilities Operating Leases

     In 2001 and earlier years, the Company leased its Las Vegas area facility from a former Tone shareholder who was the owner of the Company prior to its acquisition by Tone and who was a related party. For the year ended September 30, 2001, the Company paid the former major shareholder facility rent of $61,506. The Company relocated its facility to a new site in July 2001 not owned by a related party.

                             Fun City Popcorn, Inc.
           (Formerly a Wholly-Owned Subsidiary of Tone Products, Inc.)

                        Notes to the Financial Statements

                        As of September 30, 2002 and 2001
        For Each of the Two Years in the Period Ended September 30, 2002
--------------------------------------------------------------------------------


15.  Commitments and Contingencies
     -----------------------------

     Facilities Lease Agreement

     The Company leases its facility on an operating lease (Note 14) with future minimum lease payments at September 30, 2002, as follows:

           2003                                          $  64,540
           2004                                             66,656
           2005                                             68,468
           2006                                             46,552
           2007 and thereafter                                --
                                                         ---------

           Total future minimum lease payments           $ 246,216
                                                         =========


     Rental expense was $79,827 and $105,219 during the years ended September 30, 2002 and 2001, respectively.

     Concentration of Credit Risk

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company sells products to private and public companies in the food services industry, certain governmental entities, and public institutions primarily within a 300 mile radius of its location. Exposure to losses on accounts receivable is principally dependent on the individual customer's financial condition, as credit sales are not collateralized. The Company monitors its exposure to credit losses and reserves for those accounts receivable that it deems to be not collectible. No single customer accounted for more than 10% of the accounts receivable at September 30, 2002 and 2001 or of the revenues for the years then ended.

     Concentration of Vendors

     There were two vendors who individually exceeded 10% of the Company's purchases and in total represented 31% and 23% of purchases for the years ended September 30, 2002 and 2001, respectively. The products provided by the vendors are available from multiple sources, and there would be no disruption in operations if either of the vendors were unable to service the Company.

                                INDEX TO EXHIBITS

Exhibit             Description

Exhibit 99 Asset Purchase Agreement, dated September 30, 2003, by and between the Company and Fun City Foods, Inc.


                           Company Contact Information

     All inquiries regarding the Company or the sale of assets should be addressed to the Company's principal executive offices at 3395 W. Pinks Place, Las Vegas, Nevada 89102; attention Richard Falk; telephone number (702) 367-2676.


                                            By Order of the Board of Directors






                                            /s/  Richard Falk
                                            ----------------------------------
                                                 Richard Falk, President and
                                                 Director


Las Vegas, Nevada
November 12, 2003